                                                                    EXHIBIT 12.1

                               REXNORD CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                                       Six Months Ended
                                    Fiscal Year Ended March 31,          September 30,
                               ----------------------------------    --------------------
                                  2000         2001         2002       2001         2002
                               ---------    ---------    --------    -------     --------
Income (loss) before income
  taxes                        $    92.1    $    80.7    $    1.1    ($ 18.6)    $   28.3
Fixed charges                       39.2         39.3        26.1       17.2         11.0
                               ---------    ---------    --------    -------     --------

Earnings                       $   131.3    $   120.0    $   27.2    ($  1.4)    $   39.3
                               =========    =========    ========    =======     ========

Interest expense               $    37.5    $    37.4    $   24.0     $ 16.1     $    9.9
Interest portion of rent
  expense(1)                         1.7          1.9         2.1        1.1          1.1
                               ---------    ---------    --------    -------     --------

Fixed charges                  $    39.2    $    39.3    $   26.1     $ 17.2     $   11.0
                               =========    =========    ========    =======     ========

Ratio of earnings to fixed
  charges                           3.35         3.05        1.04        N/A(2)      3.57
                               =========    =========    ========    =======     ========

(1) For purpose of calculating the ratio of earnings to fixed charges, fixed charges include net interest expense and the portion of rent expense estimated to represent interest expense.

(2) Earnings were insufficient to cover fixed charges for the six months ended September 30, 2001 by $18.6 million.